SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2005

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE,
MENLO PARK, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Ultra Clean Holdings, Inc. (the “Company”) announced on May 17, 2005 that Mr. Jack Sexton has been appointed Vice President and Chief Financial Officer, effective immediately.

          Mr. Sexton, age 41, most recently served as Corporate Controller of Credence Systems Corporation, a manufacturer of test equipment and diagnostics and failure analysis products used for testing semiconductor integrated circuits. Prior to Credence, he was Controller and Chief Accounting Officer of NPTest, where he managed the company’s spin off from its parent Schlumberger, its initial public offering, and subsequent sale to Credence. Prior to NPTest, Mr. Sexton was Worldwide Controller for Schlumberger Resource Management Services, now Actaris Metering Systems. Mr. Sexton joined Schlumberger in 1990, prior to which he was a plant operations controller for Texas Instruments.

          The Company has agreed to pay Mr. Sexton an annual base salary of $200,000, with an annual target bonus equal to 40% of his base salary, and to grant him options to purchase 165,000 shares of its common stock, subject to approval by the Company’s board of directors. The Company expects to enter into an employment agreement with Mr. Sexton.

Item 9.01 Financial Statements and Exhibits.

          Exhibit 99.1: Press release dated May 17, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	May 17, 2005	By:	/s/ Clarence L. Granger

			Name:	Clarence L. Granger
			Title:	Chief Executive Officer

Exhibit 99.1: Press release dated May 17, 2005.